UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2020, the board of directors of Blue Apron Holdings, Inc. (the “Company”) appointed Randy J. Greben as the Company’s Chief Financial Officer and Treasurer, effective as of the commencement of Mr. Greben’s employment with Blue Apron, LLC (“Blue Apron”), which is expected to be January 6, 2021. Mr. Greben will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Greben, 43, served as Senior Vice President, Chief Financial Officer of ANN, Inc., an American clothing retailer and a subsidiary of Ascena Retail Group, Inc., from March 2017 to December 2019. From May 2013 to March 2017, Mr. Greben served first as Chief Financial Officer and then as Chief Financial Officer and General Manager of Quidsi, Inc., an e-commerce platform that operated shopping service websites and which was a subsidiary of Amazon.com. Mr. Greben holds a bachelor of science in hotel and restaurant administration from Cornell University and a master of business administration from the University of California, Irvine - Paul Merage School of Business.

Pursuant to the terms of his employment offer letter with Blue Apron (the “Offer Letter”), Mr. Greben will be entitled to the following compensation, subject to the commencement of his employment with Blue Apron and, as applicable, approval by the compensation committee of the Company’s board of directors.

Base Salary. Mr. Greben’s annual base salary will be $465,000.

Bonus.  Mr. Greben will be eligible to receive a discretionary annual performance-based target cash bonus equal to 75% of his annual base salary, based on achievement of certain Company and individual performance goals.

Equity Compensation. In connection with his appointment, and in lieu of any 2021 grant that Mr. Greben may otherwise have been eligible for, the Company will grant Mr. Greben a restricted stock unit award (the “New Hire Award”) under the Company’s 2017 Equity Incentive Plan (the “Plan”) for such number of shares of the Company’s Class A Common Stock, par value $0.0001 per share, representing a target value of $600,000. The New Hire Award will be scheduled to vest over four years. The New Hire Award will be subject to the terms set forth in the Offer Letter, the Plan and the applicable award agreement, including the vesting schedule.

Termination of Employment and Payments.  In connection with his appointment, Mr. Greben will be a “Covered Employee” under the Company’s Executive Severance Benefits Plan (the “Severance Plan”), which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on May 3, 2018 and is described under “Executive Compensation—Potential Payments Upon Termination or Change in Control” in the Company’s definitive proxy statement for the 2020 annual meeting of stockholders filed with the U.S. Securities and Exchange Commission on April 29, 2020.

In addition to the benefits provided under the Severance Plan, if the Company terminates Mr. Greben’s employment without Cause or he resigns for Good Reason (each as defined in the Severance Plan) following a Change in Control (as defined in the Severance Plan), he will be eligible to receive an additional cash severance amount equal to 6 months of his base salary.

Item 7.01  Regulation FD Disclosure.

On January 4, 2021, the Company announced Mr. Greben’s appointment as Chief Financial Officer by a press release, which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in or incorporated by reference into this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated January 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: January 4, 2021	By:	/s/ Meredith L. Deutsch
Meredith L. Deutsch
General Counsel and Corporate Secretary